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                                                                    Exhibit 3.34

                            ARTICLES OF INCORPORATION

                                       OF

                             IOC - KANSAS CITY, INC.

     The undersigned natural person of the age of eighteen (18) years or more, for the purpose of forming a corporation under The General and Business Corporation Law of Missouri, hereby adopts the following Articles of
Incorporation:

                                    ARTICLE I

     The name of the corporation is IOC - Kansas City, Inc.

                                   ARTICLE II

     The address of the corporation's initial registered office in the State of Missouri is 4520 Main Street, Suite 1100, Kansas City, MO 64111. The name of the corporation's initial registered agent at such address is SNR Registered Agent Services, Inc.

                                  ARTICLE III

     The corporation shall have authority to issue one thousand (1,000) shares of no par value common stock. There shall be no preferences, qualifications, limitations, restrictions, or special or relative rights, including convertible rights, in respect of the shares herein authorized.

                                   ARTICLE IV

     Holders of issued and outstanding shares of any class of stock of the corporation shall not have a preemptive right to subscribe for or acquire any shares of stock of such class or any other class, or any other securities of any kind, hereafter issued by the corporation.

                                   ARTICLE V

     Each outstanding share of common stock of this corporation shall be entitled to one vote on each matter submitted to a vote of the shareholders, including, but not limited to, the election of the directors of this corporation and the holders of issued and outstanding shares of common stock of this corporation shall not have cumulative voting rights with respect to the election of directors of this corporation.

                                   ARTICLE VI

     The name and place of residence of the Incorporator are Michael J. Van Dyke, 1207 West 114th Terrace, Kansas City, Missouri 66114.

                                  ARTICLE VII

     The number of directors to constitute the first Board of Directors of the corporation is three (3). Thereafter, the number of directors shall be fixed by, or in the manner provided in, the

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Bylaws of the corporation. Any change in the number of directors shall be reported to the Secretary of State within thirty (30) calendar days of such change.

                                  ARTICLE VIII

     The original Bylaws of the corporation shall be adopted in any manner provided by law. Thereafter, the Bylaws of the corporation may from time to time be altered, amended or repealed, or new bylaws may be adopted, in any of the following ways: (i) by the affirmative vote, at any meeting of the shareholders, of the holders of a majority of the outstanding shares of stock of the corporation entitled to vote; or (ii) by resolution adopted by the Board of Directors at a meeting thereof; or (iii) by unanimous written consent of all of the shareholders entitled to vote or by unanimous written consents of all of the directors in lieu of a meeting; provided, however, that the power of the directors to alter, amend, suspend or repeal the Bylaws or any portion thereof may be denied as to any Bylaws or portion thereof enacted by the shareholders if at the time of such enactment the shareholders shall so expressly provide.

                                   ARTICLE IX

     The duration of the corporation is perpetual.

                                    ARTICLE X

     The corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

                                   ARTICLE XI

     The corporation is organized for profit, and the nature of its business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Missouri.

     IN WITNESS WHEREOF, these Articles of Incorporation have been executed this 17th day of February, 2000.

                                                             /s/ Illegible
                                                             -------------------
                                                             Incorporator

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STATE OF MISSOURI       )
                        ) ss
COUNTY OF JACKSON       )

     I, Carmen M. Wesson, a notary public, do hereby certify that on the 17th day of February, 2000, personally appeared before me, Michael J. Van Dyke, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.


                                                 Carmen M. Wesson
                                                 -------------------------------
                                                 Notary Public

     CARMEN M. WESSON
NOTARY PUBLIC STATE OF MISSOURI
       CLAY COUNTY
MY COMMISSION EXE MARCH 23, 2000

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